As filed with the Securities and Exchange Commission on August 9, 2024
    Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rackspace Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3369925
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

19122 US Highway 281N, Suite 128
San Antonio, Texas 78258
(Address, including zip code, of Registrant’s principal executive offices)

Rackspace Technology, Inc. 2020 Equity Incentive Plan
(Full title of the plan)

Michael Bross, Esq.
Senior Vice President, Chief Legal Officer & Corporate Secretary
1718 Dry Creek Way
Suite 115
San Antonio, TX 78259
1-800-961-4454
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
Brian M. Janson, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019–6064
(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is filed by Rackspace Technology, Inc. (the “Registrant”) to register an additional 30,000,000 shares of the Registrant’s common stock under the Rackspace Technology, Inc. 2020 Equity Incentive Plan, as amended (the “Plan”), as previously approved by the Registrant’s board of directors and approved by the Registrant’s stockholders at the Registrant’s annual meeting of stockholders held on June 14, 2024. The contents of the Registration Statement on Form S-8 (Registration No. 333-240498), filed with the Commission on August 5, 2020, the Registration Statement on Form S-8 (Registration No. 333-268641), filed with the Commission on December 2, 2022, and the Registration Statement on Form S-8 (Registration No. 333-273850), filed with the Commission on August 9, 2023, are hereby incorporated by reference and made a part hereof.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 15, 2024;

(2)
The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Commission on May 15, 2024, and Form 10-Q for the quarterly period ended June 30, 2024, filed with the Commission on August 9, 2024;

(3)
The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 12, 2024, February 8, 2024, March 12, 2024, March 26, 2024, March 29, 2024, April 2, 2024 and June 14, 2024, and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (1) above; and

(4)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on August 4, 2020, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the foregoing, unless specifically stated to the contrary in the applicable Current Report on Form 8-K, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Second Amended and Restated Certificate of Incorporation of Rackspace Technology, Inc. (incorporated by reference from Exhibit 3.1 to Rackspace Technology, Inc.’s Form S-8, filed on August 5, 2020)
4.2	Second Amended and Restated Bylaws of Rackspace Technology, Inc. (incorporated by reference from Exhibit 3.2 to Rackspace Technology, Inc.’s Form S-8, filed on August 5, 2020)
4.3	Rackspace Technology, Inc. 2020 Equity Incentive Plan (incorporated by reference from Exhibit 4.2 to Rackspace Technology Inc.’s Registration Statement on Form S-8 filed on August 5, 2020)
4.4	Rackspace Technology, Inc. Amendment No. 1 to 2020 Equity Incentive Plan (incorporated by reference from Appendix A to Rackspace Technology Inc.’s Definitive Proxy Statement filed on April 28, 2022)
4.5	Rackspace Technology, Inc. Amendment No. 2 to 2020 Equity Incentive Plan (incorporated by reference from Appendix A to Rackspace Technology Inc.’s Definitive Proxy Statement filed on April 28, 2023)
4.6	Rackspace Technology, Inc. Amendment No. 3 to 2020 Equity Incentive Plan (incorporated by reference from Appendix A to Rackspace Technology Inc.’s Definitive Proxy Statement filed on April 29, 2024)
5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
23.1*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)
23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
24.1*	Power of Attorney (set forth on the signature page of this Registration Statement)
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, Rackspace Technology, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Antonio, State of Texas, on August 9, 2024.

Rackspace Technology, Inc.
(Registrant)

By:	/s/ Mark Marino
Name: Mark Marino
Title: Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Michael Bross and Mark Marino, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed on August 9, 2024, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Amar Maletira	Chief Executive Officer; Director	August 9, 2024
Amar Maletira	(Principal Executive Officer)

/s/ Mark Marino	Chief Financial Officer	August 9, 2024
Mark Marino	(Principal Financial and Accounting Officer)

/s/ Susan Arthur	Director	August 9, 2024
Susan Arthur

/s/ Betsy Atkins	Director	August 9, 2024
Betsy Atkins

/s/ Jeffrey Benjamin	Director	August 9, 2024
Jeffrey Benjamin

/s/ Mitchell Garber	Director	August 9, 2024
Mitchell Garber

/s/ Mark Gross	Director	August 9, 2024
Mark Gross

/s/ Anthony Roberts	Director	August 9, 2024
Anthony Roberts

/s/ Shashank Samant	Director	August 9, 2024
Shashank Samant

/s/ David Sambur	Director	August 9, 2024
David Sambur

/s/ Anthony Scott	Director	August 9, 2024
Anthony Scott

/s/ Aaron Sobel	Director	August 9, 2024
Aaron Sobel